EXHIBIT 4.3

                          NOTICE OF GUARANTEED DELIVERY
                           FOR SHARES OF COMMON STOCK
                                OF DANSKIN, INC.

     As set forth in the Prospectus under "The Rights Offering -- Payment for Shares," this Notice of Guaranteed Delivery (the "Notice") or one substantially equivalent hereto may be used to exercise subscription rights (the "Rights") to purchase shares (the "Shares") of the Common Stock, par value $.01 per share, of Danskin, Inc. if delivered to First Union National Bank (the "Subscription Agent") prior to 5:00 p.m., New York City Time, on August 6, 1998 (the "Expiration Date"), at which time the right to exercise the Rights expires. This Notice must be delivered by hand, mail, overnight courier or facsimile to the Subscription Agent as follows:

                           The Subscription Agent is:
                            FIRST UNION NATIONAL BANK
                    Attention: Reorganization Department 3C3

By Facsimile                                        By Mail, Hand, Express
(Telecopier)                                      Mail or Overnight Courier:

Telecopier                                        First Union National Bank
(704) 590-7628                                  Reorganization Department, 3C3
Confirm by Telephone                             1525 West W.T. Harris Blvd.
(704) 590-7408                                       Charlotte, NC 28262

              DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN
             THOSE SHOWN ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                  ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     UNDER THE TERMS OF THIS DOCUMENT THE FINANCIAL INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE AND THE NUMBER OF SHARES SUBSCRIBED FOR, AND MUST DELIVER THIS NOTICE OF GUARANTEED DELIVERY, TO THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE AND MUST DELIVER A PROPERLY COMPLETED AND DULY EXECUTED SUBSCRIPTION CERTIFICATE AND PAYMENT OF THE FULL SUBSCRIPTION PRICE FOR SHARES SUBSCRIBED FOR TO THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 6, 1998. FAILURE TO DO SO WILL RESULT IN A FORFEITURE OF THE RIGHTS.

                                    GUARANTEE

     The undersigned, a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, guarantees to deliver to the Subscription Agent a properly completed and duly executed Subscription Certificate and payment of the full subscription price for Shares subscribed for by 5:00 p.m., New York City Time, on August 6, 1998.

Number of Rights
Exercised:______________________________________________________________________

Number of Shares for which
delivery of Rights and payment are being guaranteed:____________________________

Aggregate amount: $_____________________________________________________________

Method of delivery (circle one)         A.  Through DTC
                                        B.  Directly to Subscription Agent


----------------------------------      -------------------------------------
Name of Firm                            Authorized Signature


----------------------------------      -------------------------------------
Address                                 Title


----------------------------------      -------------------------------------
Zip Code                                Name (Please Type or Print)


----------------------------------      -------------------------------------
Name of Registered Holder               Date
(If Applicable)


----------------------------------
Telephone Number

                                  DANSKIN, INC.
                              111 West 40th Street
                               New York, NY 10018


                                                                    July 6, 1998

Dear Stockholder:

     On behalf of the Board of Directors of Danskin, Inc. (the "Company"), we are pleased to provide details on the Company's Rights Offering to purchase shares of Common Stock, par value $.01 (the "Common Stock") of the Company (the "Offering"). The new shares are being offered at the Subscription Price of $0.30 per share.

     Your attention is directed to the following:

     o Allocation of Rights: Stockholders will receive Rights to purchase .1966 shares of Common Stock for each share of Common Stock held on the Record Date, May 8, 1998.

     o Primary Subscription: Each Right will entitle the holder to acquire shares of the Company's Common Stock at the Subscription Price of $0.30 per share. There will be no oversubscription privilege generally available to stockholders.

     o Expiration of the Offering. The Expiration Date of the Offering is 5:00 p.m., New York City Time, on August 6, 1998. The enclosed Subscription Certificate and payment, or a notice of guaranteed delivery, must be received by the Expiration Date.

     The enclosed Prospectus describes the Rights and the procedure to follow if you choose to exercise your Rights. Please read the Prospectus and other enclosed materials carefully. It is important for our stockholders to decide whether they want to participate in the Offering. Please indicate on the enclosed Subscription Certificate the number of shares for which you would like to subscribe.

     The Subscription Certificate and payment, or a notice of guaranteed delivery, should be completed and returned to First Union National Bank in the enclosed envelope by the Expiration Date.

     We are pleased to offer you this opportunity and hope that you will consider a further investment in the Company.

                               Sincerely,

                               Danskin, Inc.

                                  DANSKIN, INC.
                                 RIGHTS OFFERING

            INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION CERTIFICATE

     The enclosed Subscription Certificate represents the number of Rights, as set forth in the upper right hand corner of the Subscription Certificate, held by the registered holder hereof (the "Holder"). The Holder is entitled to acquire .1966 shares of the Common Stock, par value $.01 (the "Common Stock") of Danskin, Inc. (the "Company") for each Right held.

     To subscribe for shares of Common Stock, the Holder must present to First Union National Bank (the "Subscription Agent"), prior to 5:00 p.m., New York City Time, on the Expiration Date, either:

     (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to "Danskin, Inc." or to "First Union National Bank" for an amount equal to the number of shares subscribed for multiplied by the Subscription Price; or

     (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to "Danskin, Inc." or to "First Union National Bank" for an amount equal to the number of shares subscribed for multiplied by the Subscription Price (which certificate and money order or check must then be delivered on or before the fifth Business Day after the Expiration Date (the "Confirmation Date")).

     As soon as practical following the Confirmation Date and after payment for any shares of Common Stock subscribed for has cleared (which clearance may take up to 15 days from receipt of the payment), subscribers will receive from the Subscription Agent stock certificates for the number of shares of Common Stock acquired.

     If the Holder does not make payment of any amounts due in respect of shares subscribed for, the Company reserves the right to (i) find other stockholders for the subscribed and unpaid for Shares, (ii) apply any payment actually received by it toward the purchase of the greatest number of Shares which could be acquired by the Holder upon exercise of the Rights, and/or (iii) exercise any and all other rights or remedies to which it may be entitled.

     Capitalized terms used but not defined in the Subscription Certificate shall have the meanings assigned to them in the Prospectus.

                                  Danskin, Inc.

                   Instructions To Subscribe for Common Stock
                           Pursuant to Rights Offering

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase shares (the "Shares") of Common Stock of Danskin, Inc.

                              --------------------


Name and Address of Beneficial Owner    Shares held by Beneficial Owner ________
                                        Rights _________________________________


     This will instruct you whether to exercise Rights relating to the number of shares of Common Stock indicated above held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Subscription Certificate.

     1.   Please EXERCISE RIGHTS for Shares as set forth below.

          Instructions with respect to Rights

          a.   Number of Shares subscribed for on primary subscription:
               _____________________ (may subscribe for no more Shares than .1966 shares for every Right held).

                    Number of Shares from line 1(a) _________________, multiplied by $0.30 (the Subscription Price) = Total Payment Due $_____________

     2.   Please DO NOT EXERCISE RIGHTS for any Shares.

Payment in the following amount is enclosed: $____________________

                                         Signature(s) of Beneficial Owner:

DATE: _______________________        ___________________________________________

      __________________________________________
                                                       Signature(s)

Address _____________________        Print Name_________________________________

_____________________________        Title or Capacity__________________________
                                              (if applicable)
_____________________________

Telephone (day):_________________________

      (evening):_________________________

SUBSCRIPTION CERTIFICATE NUMBER:                Expiration Date: August 6, 1998,
                                                                 unless extended
                                                          at the sole discretion
                                                                  of the Company


                            SUBSCRIPTION CERTIFICATE
                                  DANSKIN, INC.
                 SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

     THE REGISTERED OWNER OR THE REGISTERED OWNER'S TRANSFEREE OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THIS FORM AND TO SUBSCRIBE FOR ADDITIONAL SHARES OF COMMON STOCK OF DANSKIN, INC. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH IS INCORPORATED HEREIN BY REFERENCE.

     This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire
 .1966 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Danskin, Inc. (the "Company") for each one (1) Right held.

     To subscribe for shares of Common Stock, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City Time, on the Expiration Date, either (i) a notice of guaranteed delivery guaranteeing delivery of (a) payment for the subscribed shares and (b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a money order or check drawn on a bank located in the United States of America and payable to "Danskin, Inc." or "First Union National Bank" for an amount equal to the number of shares subscribed for multiplied by $0.30.

     If the Holder does not make payment of any amounts due, the Company reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for shares; (ii) apply any payment actually received by it toward the purchase of the greatest number of shares which could be acquired by such Holder upon exercise of the Rights; and/or (iii) exercise any and all other rights and remedies to which it may be entitled.


Registered Owner:                               DANSKIN, INC.

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto


Please insert Social Security or other
   identifying number of Assignee

--------------------------------------

_______________________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________, Attorney
to transfer the said Rights on the books of the said Corporation, pursuant to the provisions of the Bylaws thereof, with full powers of substitution in the premises.

Dated___________________________

                                       ________________________________________

                               Notice: The signature to this assignment must
                                       correspond with the name as written
                                       upon the face of the certificate in
                                       every particular, without alteration
                                       or enlargement or any change whatever.

Please complete all applicable information. Refer to "Instructions for Completing the Subscription Certificate" for additional details.

     BY MAIL, HAND, EXPRESS MAIL OR OVERNIGHT MAIL:   BY FACSIMILE (TELECOPIER):

TO:  First Union National Bank                        First Union National Bank
     Reorganization Department, 3C3                   Fax: 704-590-7628
     1525 West W.T. Harris Blvd.                      Confirm by Telephone
     Charlotte, NC  28262                             704-590-7408

     I hereby irrevocably subscribe for the number of Shares indicated upon the terms and conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

                   PLEASE FILL IN ALL APPLICABLE INFORMATION:

1.   (A)  Number of Shares Subscribed for:              ________________________
     (B)  Purchase Price (multiply number
          of Shares on Line 1(A) by $0.30):            $________________________

2.   Enclosed money order or check in the
     amount set forth on Line 1(B) payable to
     "Danskin, Inc." or to "First
     Union National Bank".                             ________________________

     Taxpayer Identification Number of Subscriber:     ________________________
     Daytime Telephone Number of Subscriber:           ________________________


Signature of Subscriber:__________________________________

     (Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person).

To Our Clients:

     RE:  RIGHTS OFFERING FOR SHARES OF
          COMMON STOCK OF DANSKIN, INC.

     Enclosed for your consideration is a Prospectus, dated July 6, 1998 (the "Prospectus"), and an instruction form (the "Instruction Form") relating to the offer (the "Offer") by Danskin, Inc. (the "Company") of transferable rights ("Rights") to purchase shares ("Shares") of its Common Stock, par value $.01 per share ("Common Stock"), to holders of record ("Holders") of Common Stock on May 8, 1998 (the "Record Date"), on primary subscription.

     Pursuant to the Offer, each Holder will receive one transferable Right for each Share of Common Stock held on the Record Date. Each Right entitles the Holder to acquire on primary subscription .1966 shares of Common Stock at the subscription price of $0.30 per share (the "Subscription Price"). Holders are entitled to subscribe for all or any portion of the Shares underlying their Rights.

     The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of Rights may only be made by us as the Holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to subscribe for any Shares for which you are entitled to subscribe pursuant to the terms and conditions set forth in the enclosed Prospectus. However, we urge you to read these documents carefully before instructing us to exercise any Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on August 6, 1998 unless the Offer is extended by the Company in its sole discretion.

     If you wish to have us exercise, on your behalf, Rights for any shares of Common Stock for which you are entitled to subscribe, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of Shares for which you are subscribing at the Subscription Price.

                                  DANSKIN, INC.
                              111 West 40th Street
                               New York, NY 10018


                                                                    July 6, 1998


To Securities Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     RE:  RIGHTS OFFERING FOR SHARES OF COMMON STOCK OF DANSKIN, INC.

     Danskin, Inc. (the "Company") is offering (the "Offer"), upon the terms and subject to the conditions set forth in the enclosed Prospectus dated July 6, 1998 (the "Prospectus"), Rights to purchase shares (the "Shares") of its Common Stock, par value $.01 per share ("Common Stock"), to holders of record ("Holders") of its Common Stock on May 8, 1998 (the "Record Date").

     Pursuant to the Offer, each Holder will receive one transferable Right for each Share of Common Stock held on the Record Date. Each Right will entitle the Holder to purchase .1966 shares of Common Stock at the subscription price of $0.30 per share.

     We are asking you to contact your clients, for whom you hold shares of Common Stock registered in your name or in the name of your nominee or who hold shares of Common Stock registered in their own names, to obtain instructions as to whether your clients would like you to exercise their Rights pursuant to the Offer.

     Enclosed are copies of the following documents:

     1.   The Prospectus;

     2. A form of a letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee;

     3. A return envelope addressed to First Union National Bank, as Subscription Agent.

     We have also enclosed a Notice of Guaranteed Delivery for your use if necessary.

     The Rights are transferable and will be accepted only from the persons named on the Subscription Certificate or their transferees.

     Your prompt action is requested. The Offer will expire at 5:00 p.m., New York City time, on August 6, 1998 (the "Expiration Date").

     To participate in the Offer, properly completed and executed Subscription Certificates and payments for all Rights exercised must be delivered to the Subscription Agent as indicated in the Subscription Certificate and the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date.

                                             Very truly yours,

                                             DANSKIN, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE CORPORATION OR THE SUBSCRIPTION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.